EXHIBIT 17(d)
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                               POWER OF ATTORNEY

STATE OF:      TEXAS
COUNTY OF:     BEXAR

         Know all men by these presents that the undersigned Director of USAA MUTUAL FUND, INC., a Maryland Corporation, (the "Company"), constitutes and appoints Christopher W. Claus, David G. Peebles, Michael D. Wagner, and Mark S. Howard, and each of them, as her true and lawful attorney-in-fact and agent, with full power of substitution, for her and in her name, place and stead, in any and all capacities to sign registration statements in her capacity as a Director of the Company on any form or forms filed under the Securities Act of 1933 and the Investment Company Act of 1940 and any and all amendments thereto, with all exhibits, instruments, and other documents necessary or appropriate in connection therewith and to file them with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

/s/Laura T. Starks                                    February 15, 2001
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Laura T. Starks                             Date
Director



On this 15 day of February, 2001, before me, Patricia M. McClain , the undersigned Notary Public, personally appeared Laura T. Starks, known to me to be the person whose name is subscribed to the above Power of Attorney, and acknowledged that she executed it.

WITNESS my hand and official seal.

My Commission Expires:                      _Patricia M. McClain_________
                                             Notary Public
____8-17-03________________                  State of Texas

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    Patricia M. McClain
   My Commission Expires
      August 17, 2003
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